As filed with the Securities and Exchange Commission on August 6, 1997
                                       Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                      ----------------------------------
                              G & L REALTY CORP.
              (Exact name of issuer as specified in its charter)

       MARYLAND                                                                            95-4449388
(State of incorporation)                                                                (I.R.S. Employer
                                                                                     Identification Number)
439 N. BEDFORD DRIVE
BEVERLY HILLS, CALIFORNIA                                                                    90210
(Address of Principal                                                                      (Zip Code)
Executive Offices)

                AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                              DANIEL M. GOTTLIEB
             Chief Executive Officer and Co-Chairman of the Board
                              G & L Realty Corp.
                             439 N. Bedford Drive
                       Beverly Hills, California  90210
                    (Name and address of agent for service)
                                (310) 273-9930
         (Telephone number, including area code, of agent for service)
                      ----------------------------------
                                With a copy to:
                             DHIYA EL-SADEN, ESQ.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000
                      ----------------------------------

 ==================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
 ==================================================================================================================================
                                                        Proposed             Proposed Maximum
 Title of Securities         Amount to be           Maximum Offering        Aggregate Offering           Amount of
  to be registered          Registered (1)        Price Per Share (2)            Price(2)             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value              120,000 shares              $17.00                 $2,040,000                  $619.00
------------------------------------------------------------------------------------------------------------------------------------

(1)  Shares available for future issuances of stock, options, warrants, convertible securities, stock appreciation rights or similar rights, plus such an indeterminate number of additional shares as may be issuable by reason of the anti-dilution provisions of the Plan. Does not include 520,000 shares available under the Plan for which a registration statement on Form S-8 (File No. 33-
     83408) was previously filed on August 29, 1994 and for which a registration fee was previously paid.

(2)  Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of G & L Realty Corp. as reported on the New York Stock Exchange on August 4, 1997.
------------------------------------------------------------------------------------------------------------------------------------

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the G & L Realty Corp. Amended and Restated 1993 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-83408) filed on August 29, 1994, by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

      (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      (3) the Registrant's Current Report on Form 8-K (as amended by a subsequently filed Form 8-K/A) dated March 31, 1997;

      (4) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-12566), dated November 5, 1993; and

      (5) the Registrant's Registration Statement on Form S-8 (File No. 33-83408) filed August 29, 1994.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.   EXHIBITS.

          4.1 G & L Realty Corp. Amended and Restated 1993 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed April 29, 1997 )

          4.2 Form of Incentive Stock Option Agreement Under the Amended and Restated 1993 Stock Incentive Plan

          4.3 Form of Nonqualified Stock Option Agreement under the Amended and Restated 1993 Stock Incentive Plan

          4.4 Form of Nonqualified Stock Option Agreement under the Amended and Restated 1993 Stock Incentive Plan for Nonemployee Directors

          5         Opinion of Piper & Marbury L.L.P.

          23.1      Consent of Deloitte & Touche LLP

          23.2      Consent of Piper & Marbury L.L.P. (included in Exhibit 5)

          24 Power of Attorney (included on pages 4 and 5 of this Registration Statement)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 31st day of July, 1997.

                              G & L REALTY CORP.


                              By:    /s/  Daniel M. Gottlieb
                                   -------------------------
                                    Daniel M. Gottlieb
                                    Chief Executive Officer and
                                    Co-Chairman of the Board

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. Gottlieb, Steven D. Lebowitz and Quentin Thompson, and each of them, as his true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                             Date
               ---------                                 -----                             ----
         /s/Daniel M. Gottlieb            Chief Executive Officer,                    July 31, 1997
---------------------------------------   Co-Chairman of the Board and
            Daniel M. Gottlieb            Director (principal executive
                                          officer)

         /s/Steven D. Lebowitz            President, Co-Chairman of the Board         July 31, 1997
---------------------------------------   and Director
            Steven D. Lebowitz

         /s/Quentin Thompson              Chief Accounting Officer, Treasurer         July 31, 1997
---------------------------------------   and Secretary
            Quentin Thompson              (principal financing and
                                          accounting officer)


         /s/Richard L. Lesher             Director                                    July 31, 1997
---------------------------------------
            Richard L. Lesher

         /s/Leslie D. Michelson           Director                                    July 31, 1997
---------------------------------------
            Leslie D. Michelson

         /s/Reese L. Milner, II           Director                                    July 31, 1997
---------------------------------------
            Reese L. Milner, II

         /s/Charles P. Reilly             Director                                    July 31, 1997
---------------------------------------
            Charles P. Reilly

         /s/S. Craig Tompkins             Director                                    July 31, 1997
---------------------------------------
            S. Craig Tompkins

                                 EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------
4.1             G & L Realty Corp. Amended and Restated 1993 Stock Incentive
                Plan (incorporated by reference to Appendix A to the
                Registrant's Definitive Proxy Statement on Schedule 14A filed
                April 29, 1997)

4.2             Form of Incentive Stock Option Agreement Under the Amended and
                Restated 1993 Stock Incentive Plan

4.3 Form of Nonqualified Stock Option Agreement under the Amended and Restated 1993 Stock Incentive Plan

4.4 Form of Nonqualified Stock Option Agreement under the Amended and Restated 1993 Stock Incentive Plan for Nonemployee
                Directors

5               Opinion of Piper & Marbury L.L.P.

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Piper & Marbury L.L.P. (included in Exhibit 5)

24 Power of Attorney (included on pages 4 and 5 of this Registration Statement).